Exhibit 32.2
CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Kathleen M. Crusco, Senior Vice President and Chief Financial Officer of Activant Solutions Inc. (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to the best of my knowledge:
(1)	the report on Form 10-Q of the Company for the three and six months ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a)-14(b) or 15(d)-14(b) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

By:	/s/ KATHLEEN M. CRUSCO
Kathleen M. Crusco
Chief Financial Officer

Date: May 14, 2008